UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
Date of Report (Date of Earliest Event Reported)
May 8, 2009
General Growth Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11656	42-1283895

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 N. Wacker Drive, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
(312) 960-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
As previously reported, on April 16 and 22, 2009, General Growth Properties, Inc. (the “Company”) and certain of the Company’s domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (“Chapter 11”) in the Southern District of New York (the “Bankruptcy Court”). On May 8, 2009, certain information (the “Cash Forecast Information”) was presented to the Bankruptcy Court in connection with the testimony of a financial advisor of the Company. The Cash Forecast Information is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.
Limitation on Incorporation by Reference
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Statement Regarding Cash Forecast Information
The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Cash Forecast Information, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Cash Forecast Information was not prepared as a stand alone document, but rather as part of testimony provided to the Bankruptcy Court, is limited in scope, covers a limited time period, has not been audited or reviewed by independent accountants and is subject to numerous assumptions, as described further below. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Cash Forecast Information is complete. The Cash Forecast Information should not be viewed as indicative of future results.
The Cash Forecast Information includes weekly cash flow forecasts for the Company and Debtors on a consolidated basis through July 31, 2009, and monthly cash flow forecasts for the Company on a consolidated basis through December 31, 2009 and December 31, 2010. The Cash Forecast Information is subject to a number of assumptions, including the assumption that the Debtors and certain other parties enter into a $400 million debtor-in-possession credit agreement on substantially the terms described in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009. As disclosed in the Bankruptcy Court on May 8, 2009, the Company currently has competing debtor-in-possession financing proposals, and is in the process of determining which if any of the proposals will be accepted. In addition, any debtor-in-possession financing will be subject to approval by the Bankruptcy Court. Therefore, there can be no assurance regarding the final terms of the Company’s debtor-in-possession financing, or whether any such financing will be entered into.

The Cash Forecast Information is also subject to a number of additional assumptions which are subject to substantial contingencies over which the Company has little or no control. The Cash Forecast Information was generally derived by utilizing the Company’s existing forecasting methodologies and incorporating additional assumptions regarding the potential effects of certain events, including, without limitation, the Debtors’ Chapter 11 cases. There may be differences between projected and actual results because some or all of the assumptions underlying the Cash Forecast Information may prove to be incorrect, and these differences may be material.
Cautionary Statement Regarding Forward-Looking Statements
This current report and the exhibit hereto contain certain statements that may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current plans, expectations, estimates and management’s beliefs about the Company’s future performance. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company’s actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2008 and quarterly report on Form 10-Q for the quarter ended March 31, 2009. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	Cash Forecast Information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.
By:	/s/ Thomas H. Nolan, Jr.
Thomas H. Nolan, Jr.
President and Chief Operating Officer

Date: May 11, 2009

EXHIBIT INDEX

Exhibit
Number	Name
99.1	Cash Forecast Information.